UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40407	81-2744449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 1200 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

(650) 770-0077

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2025, Vera Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”). Under the Sales Agreement, the Company may offer and sell, from time to time, through TD Cowen as its sales agent and/or principal, shares of its Class A common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering amount of up to $200 million (the “Shares”). The Sales Agreement replaces the prior Sales Agreement, dated June 3, 2022, by and between the Company and TD Cowen (as successor to Cowen and Company, LLC) (the “Prior Sales Agreement”), which was terminated as of August 5, 2025.

The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may specify, subject to certain limitations. Under the Sales Agreement, TD Cowen may sell Shares in negotiated transactions, including block trades or block sales, or by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including without limitation sales made through the Nasdaq Global Market or on any other existing trading market for the Common Stock, or by any other method permitted by law. The Company will pay TD Cowen a commission of up to 3.0% of the gross sales proceeds of any Shares sold through TD Cowen under the Sales Agreement. The Company has also provided TD Cowen with customary indemnification and contribution rights. The Sales Agreement may be terminated by the Company or TD Cowen upon written notice to the other party in accordance with the terms of the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement in accordance with its terms.

The issuance and sale, if any, of Shares under the Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-282861), filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2024, including the prospectus, dated October 28, 2024, and the Company’s prospectus supplement, dated August 5, 2025. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement nor shall there be any offer, solicitation or sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cooley LLP, counsel to the Company, has issued a legal opinion relating to the validity of the Shares. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 with respect to the termination of the Prior Sales Agreement is hereby incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated August 5, 2025, by and between Vera Therapeutics, Inc. and TD Securities (USA) LLC.

5.1	Legal Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Therapeutics, Inc.
Dated: August 5, 2025

	By:	/s/ Marshall Fordyce, M.D.
Marshall Fordyce, M.D.
Chief Executive Officer